Registration Statement No. 333-217200

Filed Pursuant to Rule 433

August 2, 2018

$FNGO & $FNGZ trading! 2x/-2x ETNs tied to @NYSE FANG+ Index which consists of: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

Trade the tech slice you want! $FNGO & $FNGZ! @NYSE FANG+ Index 2x/-2x ETNs. Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

$GNAF trading! -1x ETNs tied to @NYSE FANG+ Index which consists of: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

Trade the tech slice you want! $GNAF! @NYSE FANG+ Index -1x ETNs. Index components: $FB $AAPL $AMZN $NFLX $GOOGL $BABA $BIDU $NVDA $TSLA $TWTR

Do you trade $AAPL? Do you know about $GNAF? www.MicroSectors.com

Do you trade $AAPL? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $FB? Do you know about $GNAF? www.MicroSectors.com

Do you trade $FB? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $AMZN? Do you know about $GNAF? www.MicroSectors.com

Do you trade $AMZN? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $NFLX? Do you know about $GNAF? www.MicroSectors.com

Do you trade $NFLX? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $GOOGL? Do you know about $GNAF? www.MicroSectors.com

Do you trade $GOOGL? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $BABA? Do you know about $GNAF? www.MicroSectors.com

Do you trade $BABA? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $BIDU? Do you know about $GNAF? www.MicroSectors.com

Do you trade $BIDU? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $NVDA? Do you know about $GNAF? www.MicroSectors.com

Do you trade $NVDA? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $TSLA? Do you know about $GNAF? www.MicroSectors.com

Do you trade $TSLA? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

Do you trade $TWTR? Do you know about $GNAF? www.MicroSectors.com

Do you trade $TWTR? Do you know about $FNGO or $FNGZ? www.MicroSectors.com

$AAPL on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$AAPL on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$FB on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$FB on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$AMZN on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$AMZN on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$NFLX on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$NFLX on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$GOOGL on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$GOOGL on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$BABA on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$BABA on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$BIDU on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$BIDU on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$NVDA on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$NVDA on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$TSLA on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$TSLA on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

$TWTR on the move today!  See how it impacts $GNAF! www.MicroSectors.com

$TWTR on the move today!  See how it impacts $FNGO or $FNGZ! www.MicroSectors.com

Bank of Montreal., :the issuer of the ETNs, has filed a registration statement (including a pricing supplement: prospectus supplement and prospectus) with the SEC about: the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-368-5412.